Exhibit 10.3

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

EXECUTION VERSION

AMENDMENT NUMBER TWO
to the
MASTER REPURCHASE AGREEMENT
dated as of September 4, 2019,
between
ROCKET MORTGAGE, LLC (f/k/a QUICKEN LOANS, LLC), as Seller
and
CITIBANK, N.A., as Buyer

This AMENDMENT NUMBER TWO (this “Amendment Number Two”) is made this 24th day of September, 2021, between ROCKET MORTGAGE, LLC (f/k/a QUICKEN LOANS, LLC)(“Seller”) and CITIBANK, N.A. (“Buyer”), to the Master Repurchase Agreement, dated as of September 4, 2019, between Seller and Buyer, as such agreement may be further amended from time to time (the “Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.
RECITALS
WHEREAS, Buyer and Seller agree to amend the Agreement as more specifically set forth herein; and
WHEREAS, as of the date hereof, Seller represents to Buyer that Seller is in full compliance with all of the terms and conditions of the Agreement and each other Program Document and no Default or Event of Default has occurred and is continuing under the Agreement or any other Program Document.
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual covenants herein contained, the parties hereto hereby agree as follows:
Section 1.Amendments. Effective as of the Amendment Effective Date, the Agreement is hereby amended as follows:
(a)Section 2(a) of the Agreement is hereby amended by deleting the definitions of “Post-Default Rate” and Pricing Rate” in their entirety and replacing them with the following, respectively (bold and stricken text added to evidence changes),

“Post-Default Rate” shall mean, in respect of the Repurchase Price for any Transaction or any other amount under this Agreement, or any other Program Document
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that is not paid when due to Buyer (whether at stated maturity, by acceleration or mandatory prepayment or otherwise), a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to 5.00% per annum, plus (a) the Pricing Rate otherwise applicable (which amount shall include the Applicable Margin), or (b) if no Pricing Rate is otherwise applicable, the sum of (i) the greater of (A) ~~LIBOR~~the Benchmark and (B) [***] plus (ii) the highest amount specified under the definition of Applicable Margin.
“Pricing Rate” shall, as of any date of determination, be equal to (a) the sum of (i) the greater of (A) ~~LIBOR~~Benchmark and (B) [***], plus (ii) the Applicable Margin or (b) if applicable, the amount determined pursuant to Section 3(e) of this Agreement; provided, that Pricing Rate shall be the applicable Post-Default Rate for any Transaction and on any other amount payable by Seller hereunder that shall not be paid in full when due (whether at stated maturity, by acceleration or by mandatory prepayment or otherwise) for the period from and including the due date thereof to but excluding the date the same is paid in full, provided further, that in no event shall such rate exceed the maximum rate permitted by law. The Pricing Rate is calculated on the basis of a 360-day year and the actual number of days elapsed between the Purchase Date and the Repurchase Date.
(b)Section 2(a) of the Agreement is hereby amended by adding the following definitions of “Available Tenor”, “Benchmark”, “Benchmark Replacement”, “Benchmark Replacement Conforming Changes”, “Benchmark Transition Event”, “Daily Simple SOFR”, “Early Opt-in Effective Date”, “Early Opt-in Election”, “FCA”, “Floor” “IBA”, “Optional Repayment Date”, “Payment”, “Payment Notice”, “Relevant Governmental Body”, “SOFR”, “Term SOFR”, “Unintended Recipient”, and “USD LIBOR” in the appropriate alphabetical order:

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date.
“Benchmark” means, initially, LIBOR; provided that if a replacement of the Benchmark has occurred pursuant to Section 3(e), then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof. Notwithstanding anything to the contrary herein, Buyer shall have the sole discretion to reset the Benchmark to the then quoted rate thereof on a daily basis.

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“Benchmark Replacement” means, for any Available Tenor:

(1)    For purposes of clause (A) of Section 3(e), the first alternative set forth below that can be determined by Buyer:

(a)    the sum of: (i) Term SOFR and (ii) [***] for an Available Tenor of one-month’s duration, [***]) for an Available Tenor of three-months’ duration, [***] for an Available Tenor of six-months’ duration and [***] for an Available Tenor of twelve-months’ duration; provided, that if the spread adjustment selected or recommended by the Relevant Governmental Body for the replacement of One-Month LIBOR with a SOFR-based rate having approximately the same length as the interest payment period specified in clause (i) hereof changes, such spread adjustment selected or recommended by the Relevant Governmental Body as of such date of determination shall be used for purposes of clause (ii) hereof; provided further, that if any Available Tenor of LIBOR does not correspond to an Available Tenor of Term SOFR, the Benchmark Replacement for such Available Tenor of LIBOR shall be the closest corresponding Available Tenor (based on tenor) for Term SOFR and if such Available Tenor of LIBOR corresponds equally to two Available Tenors of Term SOFR, the corresponding tenor of Term SOFR with the shorter duration shall be applied, or

(b)    the sum of: (i) Daily Simple SOFR and (ii) the spread adjustment selected or recommended by the Relevant Governmental Body for the replacement of One-Month LIBOR with a SOFR-based rate having approximately the same length as the interest payment period specified in clause (a) of Section 3(e); and

(2)    For purposes of clause (B) of Section 3(e), the sum of (a) the alternate benchmark rate and (b) an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by Buyer as the replacement for such Available Tenor of such Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the Relevant Governmental Body, for U.S. dollar- denominated syndicated or bilateral credit facilities at such time;
provided that, if the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Program Documents.

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“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, the formula for calculating any successor rates identified pursuant to the definition of “Benchmark Replacement”, the formula, methodology or convention for applying the successor Floor to the successor Benchmark Replacement and other technical, administrative or operational matters) that Buyer decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by Buyer in a manner substantially consistent with market practice (or, if Buyer decides that adoption of any portion of such market practice is not administratively feasible or if Buyer determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as Buyer decides is reasonably necessary in connection with the administration of this Agreement and the other Program Documents).

“Benchmark Transition Event” means, with respect to any then-current Benchmark other than LIBOR, the occurrence of one or more of the following events: a public statement or publication of information by or on behalf of the administrator of the then-current Benchmark, the regulatory supervisor for the administrator of such Benchmark, the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark, a resolution authority with jurisdiction over the administrator for such Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark, announcing or stating that (a) such administrator has ceased or will cease on a specified date to provide all Available Tenors of such Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark or (b) all Available Tenors of such Benchmark are or will no longer be representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by Buyer in accordance with the conventions for this rate recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for bilateral business loans; provided, that if Buyer

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decides that any such convention is not administratively feasible for Buyer, then Buyer may establish another convention in its reasonable discretion.

“Early Opt-in Effective Date” means, with respect to any Early Opt-in Election, the eleventh (11th) Business Day after the date notice of such Early Opt-in Election is provided to Seller.

“Early Opt-in Election” means the occurrence of the following:

(1)a determination by Buyer that at least five currently outstanding U.S. dollar-denominated syndicated or bilateral credit facilities in the U.S. syndicated or bilateral loan market at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such credit facilities are identified in the notice to Seller described in clause (2) below and are publicly available for review), and

(2)the election by Buyer to trigger a fallback from LIBOR and the provision by Buyer of written notice of such election to Seller.

“FCA” shall have the meaning set forth in Section 3(e)(A).

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to LIBOR.

“IBA” shall have the meaning set forth in Section 3(e)(A).

“Optional Repayment Date” shall have the meaning set forth in Section 3(e)(G).

“Payment” shall have the meaning set forth in Section 45(a)(i).

“Payment Notice” shall have the meaning set forth in Section 45(b)(i).

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

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“SOFR” means a rate per annum equal to the secured overnight financing rate for such Business Day published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org (or any successor source for the secured overnight financing rate identified as such by the administrator of the secured overnight financing rate from time to time).

“Term SOFR” means, for the applicable corresponding tenor, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Unintended Recipient” shall have the meaning set forth in Section 45(a)(i).

“USD LIBOR” means the London interbank offered rate for U.S. dollars.

(c)Section 2(a) of the Agreement is hereby amended by deleting the definitions of “Scheduled Unavailability Date” and “Successor Rate” in their entirety.

(d)Section 3(e) of the Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

(e)    Benchmark Replacement Setting; Benchmark Replacement.
Notwithstanding anything to the contrary herein or in any other Program Document (and any interest rate protection agreement shall be deemed not to be a “Program Document” for purposes of Section 3(e)):

(A)Replacing USD LIBOR. On March 5, 2021 the Financial Conduct Authority (“FCA”), the regulatory supervisor of USD LIBOR’s administrator (“IBA”), announced in a public statement the future cessation or loss of representativeness of overnight/Spot Next, 1-month, 3-month, 6-month and 12- month USD LIBOR tenor settings. On the earlier of (i) the date that all Available Tenors of USD LIBOR have either permanently or indefinitely ceased to be provided by IBA or have been announced by the FCA pursuant to public statement or publication of information to be no longer representative and (ii) the Early Opt-in Effective Date, if the then-current Benchmark is LIBOR, the Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Program Document in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of any other party to this Agreement or any other Program Document. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a monthly basis.

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If LIBOR has been replaced by a Benchmark Replacement pursuant to clause (A) of Section 3(e) and (i) the applicable Benchmark Replacement on the effectiveness of such replacement was a Benchmark Replacement other than the Benchmark Replacement provided for in clause (1)(a) of the definition of Benchmark Replacement, (ii) subsequently, the Relevant Governmental Body recommends for use a forward-looking term rate based on SOFR and Seller requests that Buyer review the administrative feasibility of such recommended forward-looking term rate for purposes of this Agreement and (iii) following such request from Seller, Buyer determines (in its sole discretion) that such forward looking term rate is administratively feasible for Buyer, then Buyer may (in its sole discretion) provide Seller with written notice that from and after a date identified in such notice the rate determined in accordance with clause (1)(a) of the definition of “Benchmark Replacement” shall replace the then current Benchmark for all purposes hereunder; provided, however, that such forward looking term rate shall be deemed to be the forward looking term rate referenced in the definition of “Term SOFR” for all purposes hereunder or under any Program Document in respect of any Benchmark setting and any subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Program Document. For the avoidance of doubt, if the circumstances described in the immediately preceding sentence shall occur, all applicable provisions set forth in Section 3(e) shall apply with respect to such election of Buyer as completely as if such forward-looking term rate was initially determined in accordance with clause (1)(a) of the definition of “Benchmark Replacement”, including, without limitation, the provisions set forth in clauses (C) and (F) of Section 3(e).

(B)Replacing Future Benchmarks. Upon the occurrence of a Benchmark Transition Event, the Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder and under any Program Document in respect of any Benchmark setting at or after 5:00 p.m. on the tenth (10th) Business Day after the date notice of such Benchmark Replacement is provided to Seller without any amendment to this Agreement or any other Program Document, or further action or consent of Seller. At any time that the administrator of the then-current Benchmark has permanently or indefinitely ceased to provide such Benchmark or such Benchmark has been announced by the regulatory supervisor for the administrator of such Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored, Seller may revoke any request for a borrowing of, conversion to or continuation of Transactions to be made, converted or continued that would bear interest by reference to such Benchmark until Seller’s receipt of notice from Buyer that a Benchmark Replacement has replaced such Benchmark.

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(C)Benchmark Replacement Conforming Changes. In connection with the implementation and administration of a Benchmark Replacement, Buyer will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Program Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(D)Notices; Standards for Decisions and Determinations. Buyer will promptly notify Seller of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Benchmark Replacement Conforming Changes (the “Rate Change Notice”). For the avoidance of doubt, any notice required to be delivered by Buyer as set forth in Section 3(e) may be provided, at the option of Buyer (in its sole discretion), in one or more notices and may be delivered together with, or as part of any amendment which implements any Benchmark Replacement or Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by Buyer pursuant to Section 3(e), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to Section 3(e).

(E)Unavailability of Tenor of Benchmark. At any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR or LIBOR), then Buyer may remove any tenor of such Benchmark that is unavailable or non-representative for Benchmark (including Benchmark Replacement) settings and (ii) Buyer may reinstate any such previously removed tenor for Benchmark (including Benchmark Replacement) settings.

(F)Disclaimer. Buyer does not warrant or accept any responsibility for, and shall not have any liability with respect to (i) the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of “Eurodollar Rate” or with respect to any alternative or successor rate thereto, or replacement rate thereof (including, without limitation any Benchmark Replacement implemented hereunder), (ii) the composition or characteristics of any Benchmark Replacement, including whether it is similar to, or produces the same value or economic equivalence to LIBOR (or any other Benchmark) or have the same volume or liquidity as did LIBOR (or any other Benchmark), (iii) any actions or use of its discretion or other decisions or determinations made with respect to any matters covered by Section 3(e) including, without limitation, whether or not a Benchmark Transition Event has occurred, the removal or lack thereof of unavailable or non-representative tenors, the implementation or lack thereof of any Benchmark Replacement Conforming Changes, the delivery or non-delivery of any notices required by clause (d) above or otherwise in accordance herewith, and (iv) the effect of any of the foregoing provisions of Section 3(e).

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(G)Seller Repayment. In the event that Seller determines that either the Benchmark Replacement or the Benchmark Replacement Conforming Changes are unacceptable, Seller shall provide notice of same to Buyer within seventy-five (75) days of receipt of the Rate Change Notice and Seller shall have the right to terminate this Agreement, on or prior to the date that is ninety (90) days following receipt of such Rate Change Notice (such date, the “Optional Repayment Date”), without the imposition of any form of penalty, breakage costs or exit fees. In the event that Seller elects to terminate this Agreement in accordance with the foregoing, it shall pay the outstanding Obligations, including all unpaid fees and expenses due to Buyer, on or prior to the Optional Repayment Date.

(e)The Agreement is hereby amended by re-designating Section 45 as Section 46 and inserting the following new Section 45 to read in its entirety as follows:

45.    ERRONEOUS PAYMENTS
(a)    (i)    If Buyer notifies Seller, participant, assignee of any party hereto or other recipient that Buyer has determined in its sole discretion that any funds received by such recipient from Buyer or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such recipient (whether or not known to such recipient) (any such funds whether as a payment, prepayment or repayment of principal, interest, fees or other amounts; a distribution or otherwise; individually and collectively, a “Payment” and any such recipient, an “Unintended Recipient”) and demands the return of such Payment (or a portion thereof), such Unintended Recipient shall promptly, but in no event later than two (2) Business Days thereafter, return to Buyer the amount of any such Payment (or portion thereof) as to which such a demand was made, in immediately available funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Unintended Recipient to the date such amount is repaid to Buyer in immediately available funds at the greater of the Pricing Rate and a rate determined by Buyer in accordance with banking industry rules on interbank compensation from time to time in effect, providing in either case the rate shall not exceed the Post-Default Rate. Any Payment shall at all times remain the property of Buyer and shall be held in trust by the applicable Unintended Recipient for the benefit of Buyer until repaid to Buyer pursuant to this Section 45(a)(i).
    (ii)    To the extent permitted by applicable law, neither Seller nor any other party hereto (other than Buyer) shall assert any right or claim to a Payment, and hereby waives, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by Buyer for the

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return of any Payments received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.
    (iii)    A notice of Buyer to any Unintended Recipient under this clause (a) shall be conclusive, absent manifest error.
(b)    If an Unintended Recipient receives a Payment from Buyer (or any of its Affiliates)
(i)    that is in a different amount than, or on a different date from, that specified in a notice of payment or calculation statement sent by Buyer (or any of its Affiliates) with respect to such Payment (a “Payment Notice”),
(ii)    that was not preceded or accompanied by a Payment Notice, or
(iii)    that such Unintended Recipient otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) or any Payment is otherwise inconsistent with such recipient’s or market expectations, in each case, an error shall be presumed to have been made with respect to such Payment absent written confirmation from Buyer to the contrary. Upon demand from Buyer, such Unintended Recipient shall promptly, but in no event later than two (2) Business Days thereafter, return to Buyer the amount of any such Payment (or portion thereof) as to which such a demand was made.
(c)    Seller hereby agrees that the receipt by an Unintended Recipient of a Payment shall not pay, prepay, repay, discharge or otherwise satisfy any obligations owed to such Unintended Recipient by Seller.
(d)    Without prejudice to the survival of any other agreement of Seller hereunder, the covenants and obligations of Seller contained in this Section 45 shall survive the termination of this Agreement, any assignment permitted hereunder, the payment in full of the Repurchase Price and/or the satisfaction and discharge of all Obligations (or any portion thereof) under any Program Document.

Section 2.Condition Precedent; Effectiveness. This Amendment shall become effective on the date on which Buyer shall have received and Seller shall have completed, or shall have caused to be completed the following conditions (such date, the “Amendment Effective Date”):

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(a)    counterparts hereof duly executed by each of the parties hereto; and
(b)    counterparts of that certain Amendment Number Five to the Pricing Side Letter, dated as of the date hereof, duly executed by each of the parties thereto;
Section 3.Fees and Expenses. Seller agrees to pay to Buyer all reasonable out of pocket costs and expenses incurred by Buyer in connection with this Amendment Number Two (including all reasonable fees and out of pocket costs and expenses of Buyer’s legal counsel) in accordance with Sections 23 and 25 of the Agreement.
Section 4.Representations. Seller hereby represents to Buyer that as of the date hereof, Seller is in full compliance with all of the terms and conditions of the Agreement and each other Program Document and no Default or Event of Default has occurred and is continuing under the Agreement or any other Program Document.
Section 5.Binding Effect; Governing Law. This Amendment Number Two shall be binding and inure to the benefit of the parties hereto and their respective successors and permitted assigns. THIS AMENDMENT NUMBER TWO SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF (EXCEPT FOR SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW WHICH SHALL GOVERN).
Section 6.Counterparts. This Amendment Number Two may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment Number Two by signing any such counterpart. Each counterpart shall be deemed to be an original, and all counterparts shall constitute one and the same instrument. The parties agree this Amendment Number Two, any documents to be delivered pursuant to this Amendment Number Two and any notices hereunder may be transmitted between them by e-mail and/or by facsimile. The parties intend that faxed signatures and electronically imaged signatures such as .pdf files and signatures executed using third party electronic signature capture service providers, which comply with the Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act or any other similar state law based on the Uniform Electronic Transactions Act, shall constitute original signatures and are binding on all parties. The original documents shall be promptly delivered, if requested.
Section 7.Limited Effect. Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms. Reference to this Amendment Number Two need not be made in the Agreement or any other instrument or document executed

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in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.
[Signature Page Follows]

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IN WITNESS WHEREOF, Seller and Buyer have caused this Amendment Number Two to be executed and delivered by their duly authorized officers as of the Amendment Effective Date.

ROCKET MORTGAGE, LLC,
(Seller)

By: /s/ Robert P Wilson
Name:    Rob Wilson
Title:    Treasurer

CITIBANK, N.A.
(Buyer)

By: /s/ Arunthathi Theivakumaran
Name:     Arunthathi Theivakumaran
Title:    Vice President

[Amendment Number Two to Master Repurchase Agreement (Citi-Rocket) (2021)]